                                  EXHIBIT 10.3

                                  OFFICE LEASE
                                   HARBOR BANK
                                     (Tower)

             This lease is made on March 11, 1983, between GOLDEN SHORE PROFESSIONAL BUILDING, a Partnership ("Landlord") and HARBOR BANK, a banking corporation ("Tenant").

                                LEASE OF PREMISES

             Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, subject to all of the terms and conditions hereinafter set forth, those certain premises (hereinafter called the "premises") shown in the drawing attached hereto as Exhibit A and located on the floor(s) of that certain office structure constructed on certain land, all as set forth in Item 1 of the Basic Lease Provisions, which land has also been improved with landscaping, parking facilities and other improvements, all of which, together with the office structure and underlying land, are referred to collectively herein as "the Building".

                             BASIC LEASE PROVISIONS

                  1. Building Name:    GOLDEN SHORE PROFESSIONAL BUILDING

                     Address:          11 Golden Shore Drive
                                       Long Beach, CA 90802

                  2. Full Floor Rentable Area: 17,971 square feet.

                  3. Net Rentable Area: 16,184 square feet.

                     Tenant's Chargeable Area: 17,971 square feet.

                  4. Total Chargeable Area: 89,738 square feet.

                  5. Floor Location: Sixth Floor.

                  6. Tenant's Proportionate Share (Percentage): 20.03%.

                  7. Basic Monthly Rent: 28,753.60 ($1.60 per square foot times
                                                    Tenant's Chargeable Area)

                  8. Landlord's estimate of Tenant's share of excess actual operating over Base Annual Operating Expenses during the first year of occupancy 0.00; per month 0.00. (See subparagraph 4.02; this is an estimate only and is subject to adjustment).

                  9. Base Annual Operating Expense:  $448,690.

                  10. Term: Approx 20 years.

                  11. Commencement Date:     12-10-82

                      Expiration Date:       12-31-2002

                  12. Security Deposit:      $ 28,753.60

                      Liability Insurance: $1,000,000 CSL w/$3,000,000 umbrella.

See Article 15 of Additional Lease Provisions.

                  13. Address for payment and notices:

                        Landlord:   c/o ASPEN PACIFIC
                                    11 Golden Shore Drive, Suite 220
                                    Long Beach, CA 90802

                        Tenant:     Office of the President
                                    HARBOR BANK
                                    11 Golden Shore Drive, Suite 600
                                    Long Beach CA 90802


                  IN WITNESS WHEREOF, the parties hereto have executed this lease, consisting of the foregoing provisions and Articles 1 through 39 which follow, as of the date written above.



                       GOLDEN SHORE PROFESSIONAL BUILDING
                                  a partnership

                       By _______________________________

                       By _______________________________

                                   "Landlord"

                       HARBOR BANK, a banking corporation

                       By _______________________________

                       By _______________________________

                                    "Tenant"

                           ADDITIONAL LEASE PROVISIONS

                                TABLE OF CONTENTS

Article                                                                     Page
-------                                                                     ----
1.                              Term .....................................    2
2.                              Rent .....................................    2
3.                              Definitions Of Certain Terms Relating to
                                 Operating Expense Adjustment ............    3
4.                              Operating Expense Adjustment .............    9
5.                              Rent Adjustment ..........................   11
6.                              Security Deposit .........................   13
7.                              Utilities and Services ...................   14
8.                              Use of Premises ..........................   17
9.                              Acceptance of Premises ...................   18
10.                             Alterations and Equipment ................   18
11.                             Liens ....................................   20
12.                             Tax on Tenant's Property .................   20
13.                             Maintenance and Repair ...................   22
14.                             Entry and Inspection .....................   23
15.                             Hold Harmless and Non-Liability ..........   24
16.                             Assignment and Subletting ................   28
17.                             Transfer of Landlord's Interest ..........   31
18.                             Damage or Destruction ....................   32
19.                             Eminent Domain ...........................   34
20.                             Relocation ...............................   35
21.                             Defaults; Remedies .......................   36
22.                             Surrender of Premises; Removal of Property   41
23.                             Waiver of Damages for Re-entry ...........   43
24.                             Costs of Suit ............................   44
25.                             Waiver ...................................   45
26.                             Holding Over .............................   45
27.                             Subordination; Estoppel ..................   46
28.                             Rules and Regulations ....................   47
29.                             Miscellaneous ............................   47
30.                             Tenant Improvements ......................   49
31.                             Rent Not Paid When Due; Late Charge ......   49
32.                             Notices ..................................   50
33.                             Quiet Enjoyment ..........................   51
34.                             Estoppel Certificates ....................   51
35.                             Access; Changes in Building Facilities;
                                 Name ...................................    52
36.                             Building Directory .......................   53
37.                             Agreement Not to Discriminate ............   55
38.                             Option to Extend Term ....................   55

EXHIBIT A

EXHIBIT B

                           ADDITIONAL LEASE PROVISIONS

                                    ARTICLE 1

                                      Term


             The term of this lease is shown in Item 10 of the Basic Lease Provisions. This lease is effective retroactive to the commencement date shown in Item 11.

                                    ARTICLE 2

                                      Rent

             2.01. Tenant shall pay a basic monthly rent for the premises in the amount shown in Item 7 of the Basic Lease Provisions payable on the first day of each month in advance, except that if the commencement date occurs on a day other than the first day of a month, then the basic monthly rent for the fraction of the month starting with the commencement date shall be paid on said commencement date, prorated on the basis of a 30-day month. If the term hereof ends on a day other than the last day of a month, then the basic monthly rent for the month during which termination or expiration occurs shall be prorated on the basis of a 30-day month. In addition to said basic monthly rent, Tenant agrees to pay additional rent as and when hereinafter provided in this lease. Said basic monthly rent and additional rent are hereinafter sometimes referred to collectively as the "rent". The rent shall be payable to Landlord without deduction or offset, in lawful money of the United States of America at the address for Landlord as shown in Item 13 of the Basic Lease Provisions, or to such other person or at such other place as Landlord may from time to time designate in writing.

                                    ARTICLE 3

                      Definitions of Certain Terms Relating
                         To Operating Expense Adjustment

                  For purposes of this lease the following definitions shall apply:

                  3.01. "Full Floor Rentable Area" is the total square footage of the floor area of a full floor, of the Building, measured from glass lines to glass lines, less only the elevator shafts, stair shafts, and smoke and mechanical shafts serving the entire building.

                  3.02. "Net Rentable Area" is the area of a Tenant's suite measured from the glass line to the office side of adjacent corridors and to the center line of demising walls without deduction for columns or partitions.

                  3.03. "Tenant's Chargeable Area" shall be, for each Tenant occupying space on a multiple tenant floor, his Net Rentable Area plus his proportional share of the Common Area square footage on that floor. The "Common Area" square footage shall be the difference between the Full Floor Rental Area of the floor and the total Net Rentable Area on that floor. Tenant's proportional share of the Common Area square footage shall be (i) the Tenant's Net Rentable Area divided by the total Net Rentable Area on the floor times (ii) the Common Area square footage of that floor.

                  3.04. "Total Chargeable Area" shall be the sum of the Full Floor Rentable Areas of Floors 2 through 6.




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
                  3.05. "Ground Floor Chargeable Area" shall be the Full Floor Rentable Area of the ground floor of the Building, excluding Building Lobby.

                  3.06. "Base Annual Operating Expense" is $5.00 times the Total Chargeable Area.

                  3.07. "Tenant's Proportionate Share" shall be that percentage computed by dividing the Full Floor Rentable Area, in the case of a full floor tenant or the Tenant's Chargeable Area, in the case of a tenant on a multiple tenant floor, by the Total Chargeable Area.

                  3.08. "Actual Total Operating Expenses" are defined as those expenses necessary to operate and maintain the building in a manner deemed reasonable and appropriate and for the best interests of the tenants in the building, including the following:

                               A. Wages, salaries, and fringe benefits of all
employees engaged in the operation and maintenance of the building; employer's social security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages and salaries; the cost of disability and hospitalization insurance and pension or retirement benefits for such employees;

                               B. All supplies and materials used in operation
and maintenance of the building;

                               C. Cost of water and power, heating, lighting,
air conditioning and ventilating the building and of waste, trash and sewage disposal;

                                  D. Cost of replacement of equipment and all
maintenance and service agreements on equipment, including, without limitation, alarm service, building mechanical equipment, window cleaning and elevator maintenance;

                                  E. Cost of casualty and liability insurance
applicable to the building and Landlord's personal property used in connection therewith;

                                  F. Cost of repairs, general maintenance,
including, without limitation, all janitorial service and supply contracts and all other service and maintenance contracts pertaining to the Building; however, if Tenant furnishes its own janitorial services to the premises, only that percentage of charges for janitorial services attributable to the "common facilities" (as that term is defined in Section 4.02 infra) shall be included for purposes of this definition; provided that any janitorial services furnished by Tenant shall be reasonably acceptable to Landlord, shall conform to building standards respecting maintenance, and shall be performed only during the hours when the Building is generally available for janitorial services;

                                  G. Any capital improvements made or installed
after completion of the Building for purposes of saving labor or otherwise reducing applicable operating costs, with annual charges not to exceed the aggregate estimated cost savings annualized on a straight line basis over the useful life of the capital improvements as determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item;

                                  H. All taxes and assessments and governmental
charges whether federal, state, county or municipal taxing districts or authorities or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Building, or its operation, including, without limitation, any tax or other levy, however denominated, on or measured by rental collected by Landlord with respect to the Building, on Landlord's business of leasing the Building or on the number of persons employed and/or working in the Building, but excluding federal and state taxes on income. If Tenant and other tenants in the Building, who together occupy more than 50% of the Total Chargeable Area and the Ground Floor Chargeable Area, at any time request that Landlord seek a reduction in the assessed valuation of the Building, or contest any real property taxes levied or assessed against the Building, Landlord shall seek such reduction in valuation, or contest such levy or assessment, in accordance with the following:

                      1. Landlord shall not be required to
withhold payment of any levy or assessment if at any time any part of the Building, is in immediate danger of being forfeited or sold because of nonpayment of any levy or assessment.

                      2. The tenants requesting the contest
shall pay all of the costs associated with the contest including, without limitation, the attorneys' fees and expenses associated therewith;

                                    I. Cost of all accounting and other
professional fees incurred in connection with the operation of the building; and

                                    J. A management fee, not to exceed four
percent (4%) of the gross income from the building, which may be payable to Landlord.

Notwithstanding the foregoing, Actual Total Operating Expenses shall not include expenses for which the Landlord is reimbursed or indemnified other than pursuant to Article 4, below; expenses incurred in leasing space or procuring tenants (including, without limitation, lease commissions, advertising expenses, legal expenses, and expenses of renovating space for tenants); legal expenses arising out of disputes with tenants or the enforcement of the provisions of any lease of space in the building; interest or amortization payments on any mortgage or mortgages, and rental under any ground or underlying lease or leases (except that such portion of said lease payments equal to taxes imposed upon the Land, or upon the rental collected, or upon the business of leasing real property, or any other tax, however denominated, imposed in addition to or in lieu of such taxes, other than federal or state income taxes, shall be included as a part of the operating costs); wages, salaries or other compensation paid to any executive employees above the rank of building manager; the cost of any work or service performed for or facilities furnished to a tenant at the tenant's cost; the cost of correcting defects (latent or otherwise) in the construction of the building or in the building equipment, except those conditions (not occasioned by construction defects) resulting from ordinary wear and tear shall not be deemed defects; the cost of installing, operating and maintaining any specialty improvement including, without limitation, any observatory or broadcasting facility, cafeteria or dining facility, or athletic, luncheon or recreational club, and any costs or expenses representing an amount paid to a related corporation which is in excess of the amount which would be paid in the absence of such relationship; cost of capital improvements and depreciation or amortization (except as otherwise provided in Section 3.08G above or elsewhere herein).

The definitions set forth in subparagraphs 3.02 thru 3.04 of this article do not include the Ground Floor Chargeable Area. The Ground Floor Chargeable Area shall at all times be leased on an absolutely net basis. From the expenses defined above shall be deducted the reimbursements of such ground floor tenants to Landlord for any common building expenses which by their nature cannot be practically segregated ( to arrive at the "Actual Total Operating Expenses").

                                    ARTICLE 4

                          Operating Expense Adjustment



                  4.01. With respect to each calendar year during the lease term the Tenant shall pay in the installments provided below in Sections 4.02 and 4.03, as additional rent, in addition to the basic monthly rent specified in
Article 2 above, an amount equal to Tenant's Proportionate Share of any excess of the amount of Actual Total Operating Expenses for such calendar year over the Base Annual Operating Expense. Notwithstanding anything to the contrary below, Tenant shall not pay less than the basic monthly rent specified in Article 2 above in any calendar month.

                  4.02. Landlord shall provide to Tenant a written estimate of total operating expenses at least thirty (30) days prior to the start of each succeeding calendar year of the lease term. With respect to each calendar year during the lease term, the Tenant shall pay to Landlord, with each installment of basic monthly rent, one-twelfth (1/12th) of Tenant's Proportionate Share of the excess of estimated total operating expenses for such year over the Base Annual Operating Expenses.

                  4.03. Within one hundred twenty (120) days after the end of every calendar year during the lease term, commencing with the first year after the base year, the Landlord shall provide Tenant with a written statement of the Actual Total Operating Expenses for such year. If Tenant's Proportionate Share of Actual Total Operating Expenses should exceed the estimated amount previously paid by Tenant with respect to such year, then Tenant shall pay Landlord the additional amount due to Landlord within thirty (30) days and, if Tenant's Proportionate Share of

Actual Total Operating Expenses should be less than the estimated amount paid by Tenant with respect to such year, then Landlord shall credit against future additional rent due under this Article the amount of overpayment by Tenant; provided, however, that Tenant shall not be entitled to any credit against future additional rent (or to any refund or any other credit) if the Actual Total Operating Expenses are less than the Base Annual Operating Expense.

                  4.04. Landlord and Tenant shall each from time to time upon request of the other sign a written memorandum confirming the amount of the additional rent as adjusted from time to time hereunder.

                  4.05. Upon termination, any increase in Operating Expense for any calendar year during the term of this lease shall be apportioned so that Tenant shall pay at termination its proportionate share of the increase for such year as falls within the term, as then estimated by Landlord.

                  4.06. In the event this lease shall commence other than on the first day of any calendar year, Tenant shall pay monthly its pro rata share of the operating expense increase for such year.

                  4.07. If any special assessments are included as part of the real estate taxes and such assessment may be paid in installments, Tenant shall be obligated to pay only Tenant's proportionate share of the installment falling within the term whether or not Landlord pays such assessment in installments.

                                    ARTICLE 5

                                 Rent Adjustment

                  5.01. Basic monthly rent shall be adjusted in accordance with the provisions of this Article. As used herein:

                  A. "Index" shall mean the Consumer Price Index for all Urban Consumers, Los Angeles/Long Beach/Anaheim, California,
1967=100, published by the Bureau of Labor Statistics of the United States Department of Labor;

                  B. "Base Date" shall be that date four calendar months prior to the month in which the Commencement Date occurs;

                  C. "Adjustment Calculation Date" shall mean the second anniversary of the Base Date, and thereafter, each anniversary of such Base Date;

                  D. "Rent Adjustment Date" shall mean the second anniversary of the first day of the calendar month in which the Commencement Date occurs, and thereafter, each anniversary thereof;

                  E. As to each Rent Adjustment Date other than the first Rent Adjustment Date, "Percentage Increase of Index" shall mean that percentage of increase in the index on the immediately preceding Adjustment Calculation Date equal to a fraction, the numerator of which shall be the index on such Adjustment Calculation Date less the index on the last prior Adjustment Calculation Date, and the denominator of which shall be the index on the last prior Adjustment Calculation Date. In the case of the first Rent Adjustment Date, such percentage shall be




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
calculated by treating the Base Date as the last prior Adjustment
Calculation Date;

                  F. "Adjusted Monthly Rent" shall mean the monthly rent paid by Tenant during the month immediately preceding any Adjustment Date, exclusive of any operating expense adjustment.

                  5.02. Each Rent Adjustment Date, the monthly rent to be paid by Tenant pursuant to Article 2, shall be increased as follows:

                  A. On the first Rent Adjustment Date, the Basic Monthly Rent set forth in Item 7 of the Basic Lease Provisions shall be increased by an amount equal to the lesser of the Percentage Increase of Index or 14.49%.

                  B. On each Rent Adjustment Date thereafter, the Adjusted Monthly Rent shall be increased by an amount equal to the lesser of the Percentage Increase of Index or 7%.

                  C. In each case, the rent adjustment shall be effective as of the Rent Adjustment Date, whether or not the precise amount of such adjustment has been calculated by Landlord. Tenant agrees to pay, in one payment and immediately upon notice of such calculation, the entire amount of the increased rent accrued and owing as of the date of such notice.

                  5.03. In the event the Percentage Increase of Index is a negative amount, the Percentage Increase of Index shall, for purposes of subparagraph 5.02, be deemed to be equal to zero (0).

                  5.04. In the event the Index shall hereafter be converted to a different standard reference base or otherwise revised, the determination of the Percentage




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
Increase Of Index shall be made with the use of such conversion factor, formula or table for converting the Index as may be published by the Bureau of Labor Statistics, or if the Bureau shall not publish the same, then with the use of such conversion factor, formula or table as may be published by the Irving Fisher Index or such other nationally recognized publisher of similar statistical information as may be selected by the Landlord, in Landlord's sole discretion.

                                   ARTICLE. 6

                                Security Deposit

                  6.01. Tenant has deposited with Landlord the sum set forth in
Item 12 of the Basic Lease Provisions as security for the full and faithful performance of every provision of this lease to be performed by Tenant. If Tenant defaults with respect to any provision of this lease, including but not limited to the provisions relating to the payment of rent, the repair of damage to the premises caused by Tenant and/or the cleaning the premises upon termination of this lease, Landlord may to the full extent permitted by law use, apply or retain all or any part of this security deposit for the payment of any rent or of any other sum in default, for the repair of such damage to the premises, to the cost of such cleaning or for the payment of any other amount or amounts as Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said deposit is so




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
used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant's failure to do so shall be a material breach of this lease. Landlord's obligations with respect to the security deposit are those of a debtor and not a trustee. Landlord shall not be required to keep this security deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this lease to be performed by it, the security deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) at the expiration of the lease term.

                                    ARTICLE 7

                              Utilities and Service

                  7.01. Provided that Tenant is not in default hereunder, Landlord agrees to furnish to the premises during reasonable hours of generally recognized business days, to be determined by Landlord at its sole discretion, and subject to the rules and regulations of the Building of which the premises are a part, electricity for normal lighting and fractional horsepower office machines, heat and air conditioning required in Landlord's judgment for the comfortable use and occupation of the premises, and (unless Tenant elects to provide its own) janitorial service. Landlord shall also maintain and keep lighted the common stairs, common entries and toilet rooms in the Building of which the premises are a part. Landlord shall not be liable for, and Tenant shall not be entitled to terminate the lease or to any reduction of the rental provided for hereunder, by reason of Landlord's failure to furnish any of the foregoing or by reason of any reduction in the amount or level of any of the foregoing or furnished when




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
such failure or reduction is caused or mandated by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, or any law, regulation, rule, ordinance or court order limiting or restricting the usage or consumption of utility items such as gas, water or electricity, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord. Landlord shall not be liable under any circumstances for a loss of or injury to property, however occurring, through or in connection with or incidental to failure to furnish any of the foregoing.

                  7.02. Tenant shall not, without the written consent of Landlord, use any apparatus, machine or device in the premises (including without limitation electronic data processing machines, punch card machines and machines using current in excess of 110 volts) which would in any way increase the amount of electricity or water usually required for use of the premises as general office space; nor connect any apparatus, machine or device to water pipes or electric current (except through existing electrical outlets in the premises), for the purpose of using such water or electric current. If Tenant shall require electric current in excess of that which Landlord is obligated to furnish under Section 7.01 above, Tenant shall first obtain the written consent of Landlord, which Landlord may in its sole discretion refuse, to the use thereof and Landlord may cause an electric current meter to be installed in the premises to measure the amount of electric current consumed for any such other use. The cost of any such meter and of installation, maintenance and repair thereof shall be paid for by Tenant and Tenant agrees to pay Landlord promptly upon demand by Landlord for all such electric current consumed as shown by said meter, at the rates charged for such services by the local public utility furnishing the same, plus any additional expense incurred in keeping account of the electric current so consumed. If any lights, machines or equipment (including but not limited to computers) are used by Tenant in the premises which materially affect the temperature otherwise maintained by the air conditioning system, or which generate substantially more heat in the premises than would be generated by the building's standard lights and usual fractional horsepower office equipment, Landlord shall have the right to install any machinery and equipment which Landlord reasonably deems necessary to restore temperature balance, including but not limited to modifications to the standard air conditioning equipment, and the cost thereof, including the cost of installation and any additional cost of operation and maintenance thereof, shall be paid promptly by Tenant to Landlord upon demand by Landlord.

                  7.03. Tenant shall have the right to use in common with other tenants or occupants of the building the parking facilities of the building subject to the monthly rates, rules and regulations, and any other charges of Landlord for such parking facilities, which rates, rules, regulations and charges may be established or altered by




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
Landlord at any time or from time to time during the term hereof.

                  7.04. Notwithstanding any other provisions of this Lease, Tenant may provide its own janitorial services for the premises in which event it shall be entitled to a credit against its rental obligation and/or operating expense obligation hereunder in the amount of the actual savings to Landlord (if any) resulting from Landlord not providing Tenant with such services.

                                    ARTICLE 8

                                 Use of Premises

                  8.01. Tenant shall use and occupy the premises only for general office purposes and shall not use or occupy the premises for any other purpose, including without limiting the generality of the foregoing any medical or dental office, clinic, laboratory or similar business, without the prior written consent of Landlord. Tenant shall not use or occupy the premises in violation of law and shall, upon five (5) days' written notice from Landlord, discontinue any use of premises which is declared by any governmental authority having jurisdiction to be a violation of law. Tenant, at its sole cost and expense, shall comply with any direction of any governmental authority having jurisdiction which shall impose any duty upon Tenant or Landlord with respect to the premises or the use or occupation thereof, by reason of the nature of Tenant's use or occupancy of the premises. Tenant shall not do or permit to be done anything which would invalidate or increase the cost of any fire and extended coverage insurance policy covering the building and/or any property located therein. Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for such policy by reason of Tenant's failure to comply with the provisions of this Article.




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
                                    ARTICLE 9

                             Acceptance of Premises

                  9.01. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the premises or the building or with respect to the suitability or fitness of either for the conduct of Tenant's business or for any other purpose. The taking of possession or use of the premises by Tenant for any purpose other than construction shall conclusively establish that the premises and the building were at such time in satisfactory condition (except for latent defects) and in conformity with the provisions of this lease in all respects, except as to any items as to which Tenant shall give Landlord written notice in reasonable detail within fifteen
(15) days after Tenant takes such possession, commences such use of the premises or the term of this lease otherwise commences as provided in Article 1 above, whichever shall first in time occur. Nothing, contained in this Article 9 shall affect the commencement of the term of this lease or the obligation of Tenant to pay rent hereunder as provided in Article 2 above. Landlord shall promptly correct any actual defects of which it is notified as provided above.

                                   ARTICLE 10

                            Alterations and Equipment

                  10.01. Tenant shall make no alterations, additions or improvements to the premises, other than usual decorating work, without the prior written consent of Landlord, and Landlord may impose as a condition to




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
such consent such requirements as Landlord in its sole discretion may deem necessary or desirable, including, without limiting the generality of the foregoing, requirements as to the manner in which, and the time or times at which, such work shall be done. Landlord shall also have the right, in its sole discretion, to approve or disapprove the contractor selected by Tenant to perform such work. All such alterations, additions or improvements shall upon any termination hereof become the property of the Landlord and shall be surrendered with the premises, as a part thereof, upon any termination hereof, except that Landlord may, by written notice to Tenant give at least thirty (30) days prior to the end of term or within 30 days of any earlier termination hereof, require Tenant to remove all partitions, counters, railings and the like installed by Tenant, and to repair any damage to the premises for such removal, all at Tenant's sole cost and expense.

                  10.02. All articles of personal property and all business and trade fixtures, machinery and equipment, cabinet work, furniture and movable partitions owned by Tenant or installed by Tenant at its expense in the premises shall be and remain the property of Tenant and may be removed by Tenant at any time during the lease term so long as Tenant is not in default hereunder, provided that Tenant repairs any damage to the premises or the building caused by such removal. On the expiration of the term of this lease, or on any earlier termination of this lease, Tenant shall remove all such personal property, etc., in accordance with the provisions of Article 22 below.

                                   ARTICLE 11

                                      Liens

                  11.01. Tenant shall keep the premises and the building free from any mechanic's or other liens arising out of any work performed, materials furnished or obligations incurred by Tenant, and agrees to defend, indemnify and hold harmless Landlord from and against any such lien or claim or action thereon, together with costs of suit and reasonable attorney's fees incurred by Landlord in connection with any such claim or action.

                                   ARTICLE 12

                            Tax on Tenant's Property

                  12.01. Tenant shall be liable for and shall pay not later than ten (10) days before delinquency, all taxes levied against any personal property or trade fixtures placed by Tenant in or about the premises. If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property, or if the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon such personal property or trade fixtures, Landlord shall have the right, but not the obligation, to pay the taxes caused by such inclusion or increase in assessed value (the "Added Tax"). If Landlord elects in its sole discretion to pay and does pay such added tax, Landlord shall have the right to offset such payment against the security deposit or, at its sole election, to assess Tenant for such added tax, in which case Tenant shall within ten (10) days of such assessment pay the full amount thereof to Landlord. The

Landlord shall have the right, as provided herein, to make such payment regardless of the validity of such levy, but agrees to give not less than ten
(10) days, notice to Tenant of its intention to make such payment and shall, if so requested by Tenant and if properly and to Landlord's full and complete satisfaction indemnified by Tenant, make such payment under protest. If added taxes are so paid under protest, Tenant shall have the right, in the name of the Landlord and with Landlord's full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes so paid under protest; provided, however, that such suit may not be brought or commenced until Landlord has been provided with assurance reasonable to it that Tenant shall pay all costs of such suit and that Landlord shall incur no cost or expense in connection with such suit. So long as the Tenant has properly reimbursed Landlord for the added taxes paid by Landlord, and for Landlord's costs and expenses in making such payment under protest and for cooperating with any litigation or other proceeding relating to such protested payment, including without limitation attorney's fees, any amount so recovered shall belong to Tenant.

                  12.02. If the Tenant improvements in the premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which Tenant improvements conforming to Landlord's "building standard" in other space in the building are assessed, then the real property taxes and assessments levied against Landlord or Landlord's property by reason of such excess assessed valuation shall be deemed to be taxes levied against the personal property of Tenant and shall be governed by the provisions of Section 12.01 above.

                                   ARTICLE 13

                             Maintenance and Repair

                  13.01. Subject to the provisions of Section 13.02 below, Tenant shall take good care of the premises and the fixtures therein, and subject to the provisions of Article 18 below, shall reimburse Landlord for all repairs thereto or to the building which are made necessary as a result of any misuse or neglect by Tenant or any of its officers, agents, employees, contractors, permittees, licensees, visitors, guests or invitees.


                  13.02. Subject to the provisions of Article 6 and Article 18 hereof, Landlord shall repair and maintain the building structure and public areas, and the plumbing, air conditioning and electrical systems serving the premises. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need for such repairs or maintenance is given to Landlord by Tenant. Except as provided in Article 18 hereof, there shall be no abatement of rent or lease termination by the Tenant, and no liability of Landlord by reason of any injury to or interference with Tenant's business, arising from the making of any repairs, alterations or improvements in or to any portion therein; provided, however, that in making such repairs, alterations or improvements, Landlord shall interfere as little as reasonably practicable with the conduct of Tenant's business in the premises.

                                   ARTICLE 14

                              Entry and Inspection

                  14.01. Tenant will permit Landlord and its agents at all reasonable times during normal business hours and at any time in case of emergency, in such manner as to cause as little disturbance to Tenant as reasonably practicable, (1) to enter into and upon the premises for the purpose of inspecting the same, or for the purpose of protecting the interest therein of Landlord, and (2) to take all required materials and equipment into the premises, and perform all required work therein, including without limitation the erection of scaffolding, props, or other mechanical devices, for the purpose of making alterations, repairs or additions to the premises or to any other portion of the building in which the premises are situated as may be provided for by this lease or as may be mutually agreed upon by the parties or as Landlord may be required to make by law or for maintaining any service provided by Landlord to Tenant hereunder, including window cleaning and janitor service, without any abatement of rent to Tenant for any loss of occupancy or quiet enjoyment of the premises, or damage, injury or inconvenience thereby occasioned. Tenant shall also permit Landlord and its agents, upon request, to enter and/or pass through the premises or any part thereof, at reasonable times during normal business hours, to show the premises to holders of encumbrances on the interest of Landlord under the lease, or to prospective purchasers, mortgagees or lessees of the building as an entirety, and during the period beginning six (6) months prior to the expiration date of this lease, Landlord may exhibit the premises to prospective tenants. Landlord shall also have the right to enter on and/or pass through the premises, or any part thereof, at such times as such entry shall be required by circumstances of emergency affecting the premises or any other portion of the building in which the premises are located. If during the last month of the term hereof Tenant shall have removed substantially all of Tenant's property and personnel from the premises, Landlord may enter the premises and repair, alter and redecorate the same, without abatement of rent and without liability to Tenant, and such acts shall have no effect on this lease.

                                   ARTICLE 15

                         Hold Harmless and Non-Liability

                  15.01. This lease is made upon the express condition that Landlord is to be free from all liability and claims for damages (except for breach of lease by Landlord or that portion of any claim or damage resulting exclusively from Landlord's willful conduct or omission), resulting from or arising out of any injury to any person or persons, including Tenant, or to property of any kind whatsoever or to whomsoever belonging, including that of Tenant, from any cause or causes, while in, upon, adjacent to, in the vicinity of or in any way connected with the premises or any portion thereof, during the term of this lease, or any extension hereof, or during any other occupancy of the premises by Tenant. Subject to the terms of this lease (and except for breach of this lease by Landlord or that portion of any claim or damage resulting exclusively from Landlord's willful conduct or omission), Tenant hereby agrees to indemnify and save Landlord harmless from and against any and all claims, demands, obligations, liabilities, cause or causes of action resulting from or arising out of the condition during the term of this lease of the premises (including the building in which the premises are located) and the parking area.

                  15.02. Tenant hereby agrees that Landlord shall not be liable (except for Landlord's breach of this lease or that portion of any damage incurred solely as a result of Landlord's willful conduct or omission) for injury to Tenant's business or any loss of income therefrom or for damages to the property of Tenant, or of Tenant's officers, agents, employees, contractors, permittees, licensees, visitors, guests or invitees, or any other person in or about the premises or the building, nor shall Landlord be liable for injury to the person of Tenant, Tenant's officers, agents, employees, contractors, permittees, licensees, visitors, guests, invitees or to the person of any other person in or about the premises or the building. This shall be true regardless of whether such damage or injury is caused by or results from, without limitation, fire, steam, electricity, gas, water or rain, or from the breakage, leakage or obstruction of or other defects in the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of the same, or from any other cause, regardless of whether the said damage or injury results from conditions arising upon the premises, the building in which the premises are located, or elsewhere and whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant.

                  15.03. Tenant shall at its own cost take out and keep in force during the term of this lease, public liability and property damage insurance, in an amount not less than that set forth in Item ll of the Basic Lease Provisions, insuring against all liability of Tenant and its authorized representatives arising out of and in connection with Tenant's use or occupancy of the premises, and insuring Landlord with respect to the ownership, maintenance, operation and use or occupancy of the premises. All such insurance shall insure performance by Tenant of the indemnity provisions of this Section. Both parties shall be named as additional insureds, and the policy shall contain cross-liability, personal injury and contractual liability endorsements. The insurance requirements imposed on Tenant shall not impute to Landlord any responsibility for the sufficiency or adequacy of the insurance carried by Tenant, and Landlord shall have no liability to Tenant or to any third party for Tenant's failure to obtain proper or sufficient insurance.

                  15.04. Tenant shall, during the term of this lease, continually maintain insurance coverage as required by the State Banking Department.

                  15.05. To the extent, but only to the extent, claims are in fact paid under such policies, the parties release each other, and their respective authorized representatives, from any claims for damage to any person or to the premises and the building and other improvements in which the premises are located and to the fixtures, personal property, Tenant's improvements and alterations of either Landlord or Tenant in or on the premises and the Building that are caused by or result from risks insured against under any insurance policies carried by the parties and in force at the time of any such damage. To the extent, but only to the extent, claims are in fact paid under such policies, neither party shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by this lease.

                  15.06. All the insurance required under this lease shall:

                  A. Be issued by insurance companies authorized to do business in the State of California, with a policyholders and financial rating of at least A:Class X1 status as rated in the most recent edition of Best's Key-Rating Guide;

                  B. Be issued as a primary policy; however, Tenant may carry the insurance under blanket policy if the policy specifically provides that the amount of insurance required under this lease will be in no way prejudiced by other losses covered by the policy; and

                  C. Contain an endorsement requiring thirty (30) days' written notice from the insurance company to both parties and Landlord's lender before cancellation or change in the coverage, scope, or amount of any policy.

          15.07. Each policy, or a certificate of the policy, together with evidence of payment of premiums, shall be deposited with Landlord at the commencement date, and, on renewal of the policy, not less than twenty (20) days before expiration of the term of the policy.


                                   ARTICLE 16

                            Assignment and Subletting

                  16.01. Tenant shall not, either voluntarily or by operation of law, assign, sell, encumber, pledge or otherwise transfer all or any part of Tenant's leasehold estate hereunder, or permit the premises to be occupied by anyone other than Tenant or Tenant's employees or sublet the premises or any portion thereof, without Landlord's prior written consent in each instance, which Landlord agrees not to unreasonably withhold. Consent by Landlord to one or more assignments of this lease or to one or more sublettings of the premises shall not operate to exhaust Landlord's rights under this Section. The voluntary or other surrender of this lease by Tenant or a mutual cancellation hereof shall not work a merger, and shall at Landlord's sole option, either terminate such subleases or subtenancies or operate as an assignment to Landlord of such subleases or subtenancies as the Landlord may designate. If Tenant is a corporation which, under the then current guidelines published by the Commissioner of Corporations of the State of California, is not deemed a public corporation, or is an unincorporated association or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of twenty-five percent (25%) shall be deemed an assignment within the meaning and provisions of this Article. Tenant agrees to reimburse Landlord for Landlord's reasonable costs and attorneys' fees incurred in connection with the processing and documentation of any such requested assignment, subletting, transfer, change of ownership or hypothecation of this lease or Tenant's interest in and to the premises.

                  16.02. If Tenant desires at any time to assign this lease or to sublet the premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall, within ninety (9O) days of the request for Landlord's consent, submit in writing to Landlord (1) the name of the proposed subtenant or assignee; (2) the nature of the proposed subtenant's or assignee's business to be carried on in the premises; (3) the terms and provisions of the proposed sublease or assignment; and (4) such reasonable financial information as Landlord may request concerning the proposed subtenant.

                  16.03. At any time within fifteen (15) days after Landlord's receipt of the information specified in Section 16.02 above, Landlord may by written notice to Tenant elect to (1) consent to the subletting or assignment upon the terms and to the subtenant or assignee proposed; (2) refuse to give its consent; (3) sublease the premises or the portion thereof so proposed to be subleased by Tenant or take an assignment of Tenant's leasehold estate hereunder or such part thereof as shall be specified in said notice upon the same terms (excluding terms relating to the use of Tenant's name or the continuation of Tenant's business) as those offered to the proposed subtenant or assignee, as the case may be; or (4) terminate this lease as to the portion (including all) of the premises so proposed to be subleased or assigned with a proportionate abatement in the rent payable hereunder. Landlord agrees not to exercise any option set forth in clauses (2) through (4) above unless its refusal to consent is not unreasonable, taking into account the information furnished Landlord pursuant to Section 16.02. And in the event Landlord elects to exercise any options set forth in clauses (2) through (4) above, it shall in its notice to Tenant specify its reasons for withholding consent to the requested subletting or assignment. Tenant further agrees that no assignment or subletting consented to by Landlord shall impair or diminish any covenant, condition or obligation imposed upon Tenant by this lease or any right, remedy or benefit afforded Landlord by this lease. If Landlord consents to such assignment or subletting, Tenant may, within ninety (90) days after the date of Landlord's consent, enter into a valid assignment or sublease of the premises or portion thereof upon the terms and conditions described in the information required to be furnished by Tenant to Landlord pursuant to Section 16.02 above, or upon other terms not more favorable to Tenant; provided, however, that any material change in such terms shall be subject to Landlord's consent as provided in this Article 16. Failure of Landlord to exercise any option set forth in clauses (1) through (4) above within such fifteen (15) day period shall be deemed consent by Landlord to consent to the proposed subletting or assignment.

                  16.04. Notwithstanding the provisions of this Article 16 above, Tenant shall have the right, without Landlord's consent, to assign this lease to a corporation with which it may merge or consolidate, to any parent or subsidiary of Tenant, or subsidiary of Tenant's parent, or to a purchaser of substantially all of Tenant's assets, if the assignee executes an agreement in form required by Landlord assuming Tenant's obligations under this lease.

                  16.05. No subletting or assignment, even with the consent of Landlord, or pursuant to Section 16.04, shall relieve Tenant of its obligation to pay the rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance by Landlord of any payment due hereunder from any other person shall not be deemed to be a waiver by Landlord of any provisions of this lease or to be a consent to any assignment or subletting.

                                   ARTICLE 17

                         Transfer of Landlord's Interest

                  17.01. Tenant acknowledges that this lease agreement and the rents paid or payable hereunder may be assigned by Landlord, without notice to Tenant, and agrees, upon written demand by Landlord and by the holder of any mortgage, deed of trust and/or assignment of rents encumbering the Building (hereinafter referred to as "mortgagee") to pay all rents due and payable hereunder as so directed by such mortgagee.

                  17.02. In the event of any transfer or transfers of Landlord's interest in the premises or in the real property of which the premises are a part, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer, including without limitation the obligation of Landlord under Article 5 above to return the security deposit as provided therein, provided such obligations and liabilities are assumed in writing by the transferee.

                                   ARTICLE 18

                              Damage or Destruction


                  18.01. In the event the premises or the Building of which the premises are a part are damaged by fire or other perils covered by extended coverage insurance, Landlord agrees, to the extent insurance proceeds actually paid and received allow, to forthwith repair the same, and this lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate reduction of the rent while such repairs are being made, such proportionate reduction to be based upon the extent to which the making of such repairs materially interferes with the business carried on by Tenant in the premises. If, however, the damage is due in whole or in substantial part to the fault or neglect of Tenant or its officers, agents, employees, contractors (independent or otherwise), permittees, licensees, guests, visitors or invitees, there shall be no abatement of rent.

                  18.02. In the event the premises or the Building are damaged in an amount exceeding the insurance proceeds or by perils not covered by fire and extended coverage insurance, Landlord shall forthwith repair the same, provided the extent of the total destruction is no greater than the lesser of Seventy-Five Thousand ($75,000) Dollars or ten percent (10%) of the then full replacement cost of the premises (such lesser figure shall be referred to herein as "Landlord's Repair Obligation Limit"). In the event the destruction is to an extent greater than Landlord's Repair Obligation Limit, then Landlord shall have the option (1) to repair or restore such damage, this lease continuing in full force and effect, but the rent to be proportionately reduced to the same extent and subject to the same conditions as hereinabove provided in Section 18.01 of this Article; or: (2) give notice to Tenant at any time within sixty (60) days after such damage terminating this lease as of the date specified in such notice, which date shall be no less than thirty (30) and no more than sixty (60) days after the giving of such notice. In the event of giving such notice, this lease shall expire and all interest of the Tenant in the premises shall terminate on the date so specified in such notice and the rent, proportionately reduced to the same extent and subject to the same conditions as hereinabove provided in Section 18.01 of this Article, shall be paid up to date of such termination.

                  18.03. Notwithstanding anything to the contrary contained in this Article, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the premises when the damage resulting from any casualty covered under this Article occurs during the last twelve (12) months of the term of this lease or any extension thereof.

                  18.04. Landlord shall not be required to repair any injury or damage by fire or other cause to, or to make repairs or replacement of any property installed in the premises by or at the request or direction of Tenant, including without limitation panels, decoration, office fixtures, railings, floor covering, and partitions. Furthermore, in no event, and without regard to whomsoever installed such property, shall Landlord be required to repair any injury or damage, or to make any repairs or replacement of property installed in the premises to the extent the aggregate cost of such repairs or replacements totals an amount in excess of basic tenant improvements allowed to Tenant by Landlord.

                  18.05. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the premises, Tenant's personal property or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

                  18.06. Tenant waives the provisions of Civil Code Section 1932(2) and Civil Code Section 1933(4) with respect to the destruction of the premises, and the building in which such premises are located.

                                   ARTICLE 19

                                 Eminent Domain

                  19.01. If the whole of the premises or so much thereof as to render the balance unusable by Tenant shall be taken under power of eminent domain or conveyed under threat of the exercise of such power, this lease shall automatically terminate as of the date of such condemnation, or as of the date possession is taken by the condemning authority, whichever is earlier. No award for any partial or entire taking shall De apportioned, and Tenant hereby assigns to Landlord any award which may be made in such taking or condemnation, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant for the taking of personal property and fixtures belonging to Tenant and/or for the interruption of or damage to Tenant's business and/or for Tenant's unamortized cost of leasehold improvements.

                  19.02. In the event of a partial taking which does not result in a termination of this lease, rent shall be abated in proportion to the part of the premises unusable by Tenant. Tenant and Landlord each waives the provisions of Code of Civil Procedure Section 1265.130 allowing either party to petition the Superior Court to terminate this lease in the event of a partial taking of the premises.

                  19.03. No temporary taking of the premises and/or of Tenant's rights therein or under this lease lasting less than 180 consecutive days shall terminate this lease or give Tenant any right to any abatement of rent hereunder; any award made to Tenant by reason of any such temporary taking shall belong entirely to Tenant and Landlord shall not be entitled to share therein.

                                   ARTICLE 20

                                   Relocation

                  20.01. If the premises contain less than one thousand (1,000) square feet of rentable area, Landlord shall have the right, at its option, upon at least thirty (30) days' written notice to Tenant, to relocate Tenant and to substitute for the premises described above other spaces in the building containing at least as much rentable area as the original premises. Such substituted premises shall be improved by Landlord at its expense, with decorations and improvements at least equal in quantity and quality to those in the original premises. Landlord shall pay the expenses reasonably incurred by

Tenant in connection, with such substitution of premises, including but not limited to costs of moving, door lettering, telephone relocation and reasonable quantities of new stationery.

                                   ARTICLE 21

                               Defaults; Remedies

                  21.01. The occurrence of any one or more of the following events shall constitute a default and breach of this lease by Tenant:

                  A. Failure to pay rent or any other required payment when due, if the failure continues for five (5) days after notice has been given to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161, et seq., of the California Code of Civil Procedure;

                  B. Abandonment of the premises;

                  C. The failure by Tenant to observe or perform any other covenants, conditions or provisions of this lease to be observed or performed by Tenant where (except where a different period of time is specified in this lease) such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under
Section 1161 et seq., of the California Code of Civil Procedure. If the nature of Tenant's default is such that more than thirty (30) days is reasonably required for its cure, then tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion;

                  D. The filing or occurrence of:

                  (1) a petition in bankruptcy by or against the Tenant, unless cured or removed within sixty (60) days;

                  (2) a petition or answer by Tenant seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or other relief of the same or different kind under any provision of the Bankruptcy Act;

                  (3) adjudication of Tenant as a bankrupt or insolvent;

                  (4) an assignment of all or substantially all of Tenants assets for the benefit of creditors;

                  (5) a petition or other proceeding, except by Landlord, its agents or affiliates, by or against Tenant, for, or the appointment of, a trustee, receiver, or liquidator of Tenant with respect to all or substantially all of its property; provided, however, that Tenant shall not be in default if Tenant cures or removes such a petition or proceeding within sixty (60) days;

                  (6) a petition or other proceeding by or against Tenant for its dissolution or liquidation, or the taking of possession of the property of Tenant by any governmental authority in connection with dissolution or liquidation, provided, however, that Tenant shall not be in default if Tenant cures or removes such a petition or proceeding within sixty (60) days;


                  (7) the taking or attachment by any person, except by Landlord or its agents or affiliates, of the leasehold created hereby or any part thereof upon execution, or other process of law or equity; or

                  (8) the general failure of Tenant to pay its debts as they become due, as such phrase is construed in connection with 11 U.S.C.Section 303(h)(1).

                  E. Except during such periods as renovations or reconstruction is in active progress, or as the premises are rendered unsafe or unusable, failure to make use of the premises for more than forty-five (45) days in any ninety (90) day period.

                  21.02. Notices given under Section 21.01 above shall specify the alleged default and the applicable lease provisions, and shall demand that Tenant perform the provisions of this lease or pay the rent that is in arrears, as the case may be, within the applicable period of time, or quit the premises. No such notice shall be deemed a forfeiture or a termination of this lease unless Landlord specifically so elects in the notice.

                  21.03. Landlord shall have the following remedies without further notice to Tenant if Tenant commits a default. These remedies are not exclusive; they are cumulative and in addition to any remedies now or later allowed by law:

                  A. Landlord can continue this lease in full force and effect, and the lease will continue in effect as Landlord does not terminate
Tenant's
right to possession, and Landlord shall have the right to collect rent when due. During the period Tenant is in default, Landlord can enter the premises and relet them, or any part of them, to third parties for Tenant's account. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the premises, including, without limitation, brokers' commissions, expenses of remodeling the premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining term of this lease. Tenant shall pay to Landlord the rent due under this lease on the dates the rent is due, less the rent Landlord receives from any reletting. No act by Landlord allowed by this section shall terminate this lease unless Landlord notifies Tenant that Landlord elects to terminate this lease.

                  B. Landlord can terminate Tenant's right to possession of the premises at any time. No act by Landlord other than the giving of written notice to Tenant shall terminate this lease. Acts of maintenance, efforts to relet the premises, or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this lease shall not constitute a termination of Tenant's right to possession. On termination, Landlord has the right to recover from Tenant:

                  (1) The worth, at the time of the award of the unpaid rent that had been earned at the time of termination of this lease;

                  (2) The worth, at the time of the award of the amount by which the unpaid rent that would have been earned after the date of termination of this lease until the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided;

                  (3) The worth, at the time of the award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided; and

                  (4) Any other amount, including court costs and attorneys' fees, necessary to compensate Landlord for all detriment proximately caused by Tenant's default.

"The worth, at the time of the award," as used in (1) and (2) of this paragraph B is to be computed by allowing interest at that rate equal to the average weighted discount rate applied by the Federal Reserve Bank of San Francisco during the time period in question, plus 1%, or the maximum amount allowed by law, whichever is less. "The worth, at the time of the award," as referred to in
(3) of this paragraph B is to be computed by discounting the amount at the discount rate applied by the Federal Reserve Bank of San Francisco at the time of the award, plus 1%.

                  21.04. Landlord, at any time after Tenant commits a default, may, but is under no obligation to, cure the default at Tenant's cost. If Landlord at any time, by reason of Tenant's default, pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord shall be due immediately from Tenant to Landlord at the same time the sum is paid and, if paid at a later date, shall bear interest from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant at that rate equal to the weighted average discount rate applied by the Federal Reserve Bank of San Francisco during the relevant time period plus 1%, or the maximum amount allowed by law, whichever is less.

                                   ARTICLE 22

                   Surrender of Premises; Removal of Property

                  22.01. The voluntary or other surrender of this lease by Tenant shall not work a termination hereof, shall not work a merger, but shall at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies affecting the premises.

                  22.02. Upon the expiration of the term of this lease, or upon any earlier termination of this lease, Tenant shall quit and surrender possession of the premises to Landlord in as good order and condition as the same are now or hereafter may be improved by Landlord or Tenant, reasonable wear and tear and repairs which are Landlord's obligation excepted, and shall, without expense to Landlord, remove or cause to be removed from the premises all debris and rubbish, all furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitioning and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the premises (exclusive of any items described in Section 22.04 below) and all similar articles of any other persons claiming under Tenant unless Landlord exercises its option to have any subleases or subtenancies assigned to it, and Tenant shall repair all damages to the premises resulting from such removal.

                  20.03. Whenever Landlord shall re-enter the premises as provided in Section 21.03 hereof, or as otherwise provided in this lease, any property of Tenant not removed by Tenant upon the expiration of the term of this lease (or within forty-eight (48) hours after a termination by reason of Tenant's default), as provided in this lease, shall be considered abandoned and Landlord may remove any or all of such items and dispose of the same in any manner or store the same in a public warehouse or elsewhere for the account and at the expense and risk of Tenant, and if Tenant shall fail to pay the cost of storing any such property after it has been stored for a period of ninety (90) days or more, Landlord may sell any or all of such property at public or private sale, in such manner and at such times and places as Landlord, in its sole discretion, may deem proper, without notice to or demand upon Tenant, for the payment of all or any part of such charges or the removal of any such property, and shall apply the proceeds of such sale first to the cost and expenses of such sale, including reasonable attorneys' fees actually incurred; second, to the payment of the cost of or charges for storing any such property; third, to the payment of any other sums of money which may then or thereafter be due to Landlord from Tenant under any of the terms hereof; and fourth, the balance, if any, to Tenant.

                  22.04. All fixtures, equipment, alterations, additions, improvements and/or appurtenances attached to or built into the premises prior to or during the term, whether by landlord at its expense or at the expense of Tenant or both, shall be and remain part of the premises and shall not be removed by Tenant at the end of the term unless otherwise expressly provided for in this lease or unless such removal is required by Landlord pursuant to the provisions of Article 10 above. Such fixtures, equipment, alterations, additions, improvements and/or appurtenances shall include but not be limited to all floor coverings, drapes, paneling, molding, doors, vaults (exclusive of vault doors), plumbing systems, electrical systems, lighting systems, silencing equipment, security systems, communication systems, all fixtures and outlets for the systems mentioned above and for all telephone (but excluding telephone instruments, central processing units, and other telephone system components which may be removed without structural damage to the premises), radio, telegraph and television purposes, and any special flooring or ceiling installations.

          22.05. Tenant shall, at least ninety (90) days before the last day of the term hereof, give to Landlord a written notice of intention to surrender the premises on that date, but nothing contained herein shall be construed as an extension of the term hereof or as consent of Landlord to any holding over by Tenant.


                                   ARTICLE 23

                          Waiver of Damages for Reentry

          23.01. Tenant hereby waives all claims for damages that may be caused by Landlord's reentering and taking possession of the premises or removing and storing the property of Tenant as herein provided, and Tenant shall save Landlord harmless thereby, and no such reentry shall be considered or construed to be a forcible entry.

                                   ARTICLE 24

                                  Costs of Suit

                  24.01. In the event suit is brought to enforce or interpret any part of this lease, the prevailing party shall be entitled to recover as an element of his costs of suit, and not as damages, a reasonable attorneys' fee to be fixed by the court. The "prevailing party" shall be the party who is entitled to recover his costs of suit, whether or not the suit proceeds to final judgment. A party not entitled to recover his costs shall not recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining whether a party is entitled to recover his costs or attorneys' fees.

                  24.02. Should Landlord, without fault on Landlord's part, be made party to any litigation instituted by Tenant or by any third party against Tenant, or for the foreclosure of any lien for labor or material furnished to or for Tenant or any such other person or otherwise arising out of or resulting from any act or transaction of Tenant or of any such other person, Tenant covenants to save and hold Landlord harmless from any judgment rendered against Landlord or the premises or any part thereof, and all costs and expenses, including reasonable attorneys' fees, incurred by Landlord in or in connection with such litigation.

                                   ARTICLE 25

                                     Waiver

                     25.01. The waiver by Landlord or Tenant of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition as to any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlords knowledge of such preceding breach at the time of acceptance of such rent. No waiver of any term, covenant or condition herein contained, or of any breach thereof, shall be effective unless contained in a writing referencing this lease agreement and the term, covenant, condition or breach to be waived, and signed by the party to be bound or its authorized representative.


                                   ARTICLE 26

                                  Holding Over

                  26.01. If Tenant holds over after the term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month to month only, and not a renewal hereof or any extension for any further term, and in such case rent shall be payable in the amount and at the time specified in Articles 2, 4 and 5 hereof, and such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein.

Nothing contained in this Article shall be construed as consent by Landlord to any holding over by Tenant and Landlord expressly reserves the right to require Tenant to surrender possession of the premises to Landlord as provided in
Article 22, above, forthwith upon the expiration of the term of this lease or other termination of this lease.

                                   ARTICLE 27

                             Subordination; Estoppel

                  27.01. On Landlord's demand, Tenant shall subordinate its rights hereunder to the lien of any mortgages, deed(s) of trust, ground lease(s) or any other method of financing or refinancing now or hereafter placed against all or any part of the facility including all advances made or to be made thereunder, and all renewals, replacements, consolidations and extensions thereof, if Landlord first obtains from any prospective lender a written agreement that provides substantially the following:

                  "As long as Tenant performs its obligations under this lease, no foreclosure of, deed given in lieu of foreclosure of, or sale under, the encumbrance, and no steps or procedures taken under the encumbrance, shall affect Tenant's rights under this lease. The provisions of this lease concerning the disposition of insurance proceeds on destruction of the premises, and the provisions concerning the disposition of any condemnation award, shall prevail over any conflicting provisions in the encumbrance."

                  27.02. Tenant shall attorn to any purchaser at any foreclosure sale, or to any grantee or transferee designated in any deed given in lieu of foreclosure. Tenant shall execute upon demand any and all documents required by lender(s) to accomplish the purpose of this section.

                                   ARTICLE 28

                              Rules and Regulations

                  28.01. The Rules and Regulations attached hereto as Exhibit B are, by this reference, hereby incorporated herein and made a part hereof. Tenant agrees to abide by and comply with said Rules and Regulations and any reasonable and nondiscriminatory amendments, modifications and/or additions thereto as may hereafter be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order, and/or cleanliness of the premises and/or the building. Landlord shall not be liable to Tenant for any violation of such rules and regulations by any other tenant.


                                   ARTICLE 29

                                  Miscellaneous

                  29.01. Time is of the essence of each provision of this lease.

                  29.02. If either party is a corporation, that party shall deliver to the other party on execution of this lease a certified copy of a resolution of its board of directors authorizing the execution of this lease and naming the officers that are authorized to execute this lease on behalf of the corporation.

                  29.03 This lease shall be binding on and inure to the benefit of the parties and their successors, except as provided in Article 16.

                  29.04. Each party represents that it has not had dealings with any real estate broker, finder, or other person, with respect to this lease in any manner. Each party shall hold harmless the other party from all damages resulting from any claims that may be asserted against the other party by any broker, finder, or other person, with whom the other party has or purportedly has dealt.

                  29.05. All exhibits referred to are attached to this lease and incorporated by reference.

                  29.06. All provisions, whether covenants or conditions, on the part of Tenant shall be deemed to be both covenants and conditions.

                  29.07. Except for other collateral documents executed concurrently herewith, this lease contains all the agreements of the parties and cannot be amended or modified except by a written agreement.

                  29.08. The captions of this lease shall have no effect on its interpretation.

                  29.09. When required by the context of this lease, the singular shall include the plural.

                  29.10. The unenforceability, invalidity, or illegality of any provision shall not render the other provisions unenforceable, invalid, or illegal.

                  29.11. This Lease Agreement shall be governed in all respects by the internal law (and not the laws pertaining to conflict of law) of the State of California. The sole forum for adjudicating disputes hereunder shall be the Municipal or Superior Court for the County of Los Angeles, State of California or the Federal District Court for the Central District of California. The parties hereto consent to the jurisdiction of such courts to any disputes hereunder.

                  29.12. Rent and all other sums payable under this lease agreement must be paid in lawful money of the United States of America.


                                   ARTICLE 30

                              Tenant's Improvements

                  30.01. Tenant has arranged for and, as of the date of execution of this lease, has completed its tenant improvements for the premises. Landlord is indebted to Tenant in the sum of $______ representing that portion of tenant improvement allowance not previously reimbursed to Tenant. Tenant is hereby credited in said sum against next-accruing rent installments hereunder.


                                   ARTICLE 31

                       Rent Not Paid When Due; Late Charge

                  31.01. Except as provided in Section 21.03 B, rent not paid when due shall bear interest at that rate equal to the weighted average discount rate applied by the Federal Reserve Bank of San Francisco during the period rent is overdue and not paid, plus 1%, or the maximum rate allowed by law, whichever is less; provided, however, that this provision shall not be deemed to constitute any consent by Landlord to or waiver of Tenant's obligation to pay rent immediately when due or of Tenant's default with respect to the overdue amount, or to prevent Landlord from exercising any right or remedy available to Landlord hereunder or under applicable law.

                  31.02. Tenant acknowledges that late payment by Tenant to Landlord of rent will cause Landlord to incur costs not contemplated by this lease, the exact amount of such costs being extremely difficult and impractical to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance and note secured by any encumbrance covering the premises, or the real property of which the premises are a part. Therefore, if any installment of rent due from Tenant is not received by Landlord when due, Tenant shall pay to Landlord an additional sum of ten percent (10%) of the overdue rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord. Notwithstanding any provision in this lease to the contrary, each payment received by Landlord within five (5) days of its due date shall be deemed to have been paid when due.

                                   ARTICLE 32

                                     Notices

                  32.01. All notices which Landlord or Tenant may require or may desire to serve on the other may be served, as an alternative to personal service, by mailing the same by registered or certified mail, return receipt requested, postage prepaid, addressed as set forth in Item 13 of the Basic Lease Provisions, or, from and after the commencement date, to the Tenant at the premises whether or not

Tenant has departed from, abandoned or vacated the premises, or addressed to such other address or addresses as either Landlord or Tenant may from time to time designate to the other in writing.


                                   ARTICLE 33

                                 Quiet Enjoyment

                  33.01. Landlord covenants and agrees that Tenant, upon paying the basic rent, additional rent and all other charges herein provided for and upon observing and keeping the covenants, agreements and conditions of this lease on its part to be kept, shall lawfully and quietly hold, occupy and enjoy the premises during the term of this lease without hindrance or molestation of anyone lawfully claiming by, through or under Landlord, subject, however, to the matters herein set forth.


                                   ARTICLE 34

                              Estoppel Certificates

                  34.01. Tenant agrees at any time and from time to time upon not less than twenty (20) days' prior notice by Landlord to execute, acknowledge and deliver to Landlord a statement in writing certifying that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the basic rent, additional rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate, Landlord is in default in performance of any covenant, agreement or condition contained in this lease, and if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser of the fee of the building or any mortgagee thereof or any assignee of any mortgage upon the fee of the building.


                  34.02. Landlord agrees at any time and from time to time upon not less than twenty (20) days' prior notice by Tenant to execute, acknowledge and deliver to Tenant a statement in writing certifying that this lease is unmodified and in full force and effect (or if there shall have been modifications, that the same is in full force and effect as modified and stating the modifications) and the dates to which the basic rent, additional rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate Tenant is in default in the performance of any covenant, agreement or condition contained in this lease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant to this Section may be relied upon by any prospective assignee of the Tenant's interest in this lease.

                                   ARTICLE 35

                  Access; Changes in Building Facilities, Name

                  35.01. All except the inside surfaces of all walls, windows and doors bounding the premises (including exterior building walls, core corridor walls and doors and any core corridor entrance), and any space in or adjacent to the premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other building facilities, and the use thereof, as well as access thereto through the premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord.

                  35.02. Tenant shall permit Landlord to install, use and maintain pipes, ducts and conduits within the demising walls bearing columns and ceilings of the premises.

                  35.03. Landlord reserves the right, at any time before or after completion of the Building, without incurring any liability to Tenant therefor, to make such changes in or to the building and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, concourse, elevators, escalators, stairways and other improvements thereof, as it may deem necessary or desirable.

                  35.04. Landlord may adopt any name for the building and Landlord reserves the right to change the name and/or address of the building at any time.


                                   ARTICLE 36

                               Building Directory

                  36.01. Landlord at its cost shall place, construct, and maintain a directory or bulletin board, which shall be located in the lobby of the building in which the premises are located, exclusively for the display of the names of tenants in the building and their respective suite numbers. Tenant shall be entitled to display its trade name and the individual names of its authorized representatives in the directory or bulletin board without additional cost to Tenant.

                  36.02. If requested, Landlord shall paint, attach, or affix Tenant's trade name and the individual names of its authorized representatives to or near the door that is the principal entry to the premises, the cost of the sign and its installation to be paid by Tenant.

                  36.03. Landlord has the sole right to determine the type of directory, bulletin board, and sign, and the content of each (including, without limitation, size of letters, style, color, and whether affixed or painted).

                  36.04. The Landlord shall have the right to use the exterior walls, grounds and roof of the Building for such signs as it may determine.

                                   ARTICLE 38

                          Agreement Not To Discriminate

                  38.01. Tenant hereby covenants and agrees by and for Tenant and its heirs, executors, administrators and assigns, and all persons claiming under or through Tenant, and this Lease is made and accepted upon and subject to the condition that there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, religion, sex, marital status, age, handicaps, national origin or ancestry, in the subleasing, transferring, use, occupancy, tenure or enjoyment of the Building nor shall the Tenant, or any person claiming under or through Tenant, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of sublessees, subtenants or vendees in the Building.


                                   ARTICLE 39

                              Option to Extend Term

                  39.01. Provided Tenant is not in default in any of the terms, conditions, covenants, and provisions of this lease, either at the time of exercise or at the time the renewal term otherwise would commence, it shall have two (2) successive options to renew and extend the original twenty (20) year term of this lease for periods of five (5) years each, upon all of the same terms and conditions, except that there shall be no further options to extend the term and except that the basic monthly rental for each such option period will be the rate established pursuant to Sections 39.02 and 39.03 below. Tenant shall exercise each such option to renew and extend the term of this lease by notifying Landlord in writing of its decision to do so at least one (1) year prior to the expiration of the original term of this lease or the then current renewal term, as the case may be.

                  39.02. The basic monthly rent for the first year of each option period shall be the fair market rental for the premises at the commencement date of each option period. All additional rental and charges due under the terms of this lease shall also be payable by Tenant. The fair market rental for the premises for the first year of each option period shall be determined through good faith negotiations between Landlord and Tenant. In determining such fair market rental for the premises, no consideration shall be given to or placed upon any improvements, additions or fixtures which Tenant has the right to remove upon termination of this lease. In the event that Landlord and Tenant shall not have successfully negotiated the basic annual rental for the first year of each such option period within the first sixty (60) days after the date upon which notice of election to exercise such option is required to be given, then the fair market rental shall be determined by arbitration conducted in the manner described in 39.04 below.

                  39.03. The basic monthly rental for the second through fifth years of any option period shall be adjusted in the manner described in Article 5 of the Additional Lease Provisions for the last 18 years of the initial lease term, i.e., monthly rent for each twelve month period shall be increased to reflect percentage increase in the Consumer Price Index, or 7, whichever is lesser.

                  39.04. If arbitration is required to determine the basic annual rental, such arbitration shall be conducted in the following manner:

                  (a) Within the first ninety (90) days after the date upon which notice of election to exercise such option is required to be given, Landlord shall appoint in writing an arbitrator, who must be a qualified MAI appraiser with at least ten years' experience and a member of the American Arbitration Association, and give written notice thereof to Tenant, and within ten (10) days after the service of such notice, Tenant may in like manner appoint such an arbitrator and give written notice thereof to Landlord, or in case of the failure of either party hereto to so do, the other party shall have the right to apply to the Superior Court of Los Angeles County, California, to appoint such an arbitrator to represent the defaulting party. The two arbitrators thus appointed (in either manner) shall select and appoint in writing a third such arbitrator and give written notice thereof to Landlord and Tenant, or if within ten (10) days after the appointment of said second arbitrator, the two arbitrators shall fail to appoint a third, then either party hereto shall have the right to make application to said Superior Court to appoint such third arbitrator.

                  (b) The three arbitrators so appointed (in either manner) shall promptly fix a convenient time and place in the County of Los Angeles for hearing the matter to be arbitrated and shall give written notice thereof to each party hereto at least five (5) days prior to the date so fixed, and said arbitrators shall with reasonable diligence hear and determine the matter in accordance with the provisions hereof and of the statutes and judicial decisions of the State of California at the time applicable thereto, and shall execute and acknowledge their award thereon in writing and cause a copy thereof to be delivered to each of the parties hereto.

                  (c) The award of a majority of said arbitrators (or, if a majority cannot agree as to amount, then the average of the two awards nearest in amount) shall determine the question arbitrated, and a judgment may be rendered by said Superior Court confirming said award, or the same may be vacated, modified or corrected by said court, at the instance of either of the parties hereto, in accordance with the then existing statutes of the State of California applicable to arbitrations, the provisions of which statutes shall apply hereto as fully as though incorporated herein.

                  (d) Each of the parties hereto shall pay for the services of its appointee and one-half of the fee charged by the arbitrator selected by their appointees and of all other proper costs of arbitration, with exception of attorneys' fees and witnesses' fees.

                  (e) If the fair market rental of the premises has not been determined by the commencement of an extended term, Tenant shall continue to pay the basic monthly rent in effect immediately prior to the commencement of the extended term until such fair market rental has been determined; the rent for such elapsed period of time shall be adjusted retroactively to the commencement of such extended term.

                                    EXHIBIT A

                              Drawings of Premises

                                    EXHIBIT B

                              RULES AND REGULATIONS

1. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the building without the written consent of Landlord first had and obtained and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant.

     All approved signs or lettering on or near entry doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved of by Landlord.

     Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the premises; provided, however, that Landlord may furnish and install a building standard window covering at all exterior windows. Tenant shall not without prior written consent of Landlord cause or otherwise sunscreen any window.

2. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by any of the tenants or used by them for any purpose other than for ingress and egress from their respective premises.

3. Tenant shall not alter any lock or install any new or additional locks or any bolts on any doors or windows of the premises.

4. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees shall have caused it.

5. Tenant shall not overload the floor of the premises or in any way deface the premises or any part thereof.

6. No furniture, freight or equipment of any kind shall be brought into or removed from the building without prior notice to Landlord and all moving of the same into or out of the building shall be done at such time and in such manner as Landlord shall designate. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the building and also the times and manner of moving the same in and out of the building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss or damage to any such safe or property from any cause and all damage done to the building by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant.

7. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the premises, or permit or suffer the premises to be occupied or used in a manner offensive or objectionable to the Landlord or other occupants of the building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about the premises or the building.

8. No cooking shall be done or permitted by any Tenant on the premises, nor shall the premises be used for the storage of merchandise, for washing clothes, for lodging, or for any improper, objectionable or immoral purposes.

9. Tenant shall not use or keep in the premises or the building any kerosene, gasoline or inflammable or combustible fluid or material or use any method of heating or air conditioning other than that supplied by Landlord.

10. Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for wires will be allowed without the consent of Landlord. The locations of telephones, call boxes and other office equipment affixed to the premises shall be subject to the approval of Landlord.

11. On Saturdays, Sundays and legal holidays, and on other days between the hours of 6:00 p.m. and 8:00 a.m. the following day, access to the building, or to the halls, corridors, elevators or stairways in the building, or to the premises may be refused unless the person seeking access is known to the person or employee of the building in charge and has a pass or is properly identified. The Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the building of any person. In case of invasion, mob, riot, public excitement, or other commotion, the Landlord reserves the right to prevent access to the building during the continuance of the same by closing of the doors or otherwise, for the safety of the tenants and protection of property in the building and the premises.

12. Landlord reserves the right to exclude or expel from the building any person who, in the judgment of the Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the building.




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13.  No vending machine or machines of any description shall be installed, maintained or operated upon the premises without the written consent of the Landlord.

14. Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name and street address of the building of which the premises are a part.

15. Tenant shall not disturb, solicit, or canvass any occupant of the building and shall cooperate to prevent same.

16. Without the written consent of Landlord, Tenant shall not use the name of the building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

17. Landlord shall have the right to control and operate the public portions of the building, and the public facilities, and heating and air conditioning, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

18. All entrance doors in the premises shall be left locked when the premises are not in use, and all doors opening to public corridors shall be kept closed except for normal ingress and egress from the premises.



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